INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-63608 of the International Game Technology Profit Sharing Plan on Form S-8 of our report dated June 7, 2001, appearing in this Annual Report on Form 11-K of the International Game Technology Profit Sharing Plan for the year ended December 31, 2000.



DELOITTE & TOUCHE LLP
Reno, NV
June 27, 2001